EXHIBIT 4.14

                                           Form of Registration Rights Agreement

                                                      (debt for equity exchange)

                          REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of March 24, 2004, by and among Access Integrated Technologies, Inc., a Delaware corporation (the "Corporation"), and the individual or entity set forth on the signature page hereto (the "Investor").

                              W I T N E S S E T H:

     WHEREAS, the Corporation and the Investor have entered into that certain Exchange Agreement, dated as of the date hereof, pursuant to which the Corporation will, inter alia, issue shares ("Shares") of its Class A Common Stock, par value $.001 (the "Common Stock") to the Investor in exchange for the Note (as defined in such Exchange Agreement) held by the Investor; and

     WHEREAS, the Corporation has agreed to provide the Investor with certain registration rights in respect of the Shares.

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. Definitions. As used in this Agreement, the following terms shall have the meanings ascribed to them in this Section 1:

     "Agreement" has the meaning set forth in the preamble hereof.

     "Common Stock" has the meaning set forth in the preamble hereof.

     "Corporation" has the meaning set forth in the preamble hereof.

     "Demand Shares" means shares of the Corporation's Common Stock held by or issuable to Mid Market Equity Partners II, L.P. as of the date hereof.

     "Investor" has the meaning set forth in the preamble hereof.

     "Primary Shares" means at any time the authorized but unissued shares of the Corporation's Common Stock.

     "Register,"   "Registered"  and  "Registration"  refer  to  a  registration effected by preparing and filing a Registration Statement and the declaration or ordering of the effectiveness of such Registration Statement.
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     "Registrable Shares" means all Shares (including,  without limitation,  any proportional adjustment of the Shares prior to any Registration should the Corporation combine its Common Stock by means of any future stock splits, stock combinations, or similar transactions affecting the Common Stock); provided, however, that Registrable Shares shall not include those Shares that (a) have been effectively registered under Section 5 of the Securities Act and disposed of pursuant to a Registration Statement or (b) have been transferred pursuant to Rule 144 under the Securities Act or any successor rule.

     "Registration Statement" means a registration statement on Form SB-1, SB-2 or S-3, or any successor form thereto, in compliance with the Securities Act.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Shares" has the meaning set forth in the preamble hereof.

     2. Piggyback Registration Rights.

     (a) Notice of Piggyback Registration and Inclusion of Registrable Shares. Subject to the terms of this Agreement, if the Corporation at any time proposes for any reason to Register any shares of its Common Stock (either for its own account or the account of a security holder) on a form that would be suitable for a Registration involving solely Registrable Shares (except with respect to registrations on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto), the Corporation will (i) promptly give the Investor written notice thereof (which shall include a list of the jurisdictions in which the Corporation intends to attempt to qualify such securities under the applicable blue sky or other state securities laws) and (ii) include in such Registration (and any related qualification under blue sky laws or other compliance laws or regulations), and in any underwriting involved therein, all of the Registrable Shares specified in a written request delivered to the Corporation by any of the Investor within twenty (20) days after delivery of such written notice from the Corporation.

     (b) Notice of Underwriting in Piggyback Registration. If the Registration of which the Corporation gives notice is for a Registered public offering involving an underwriting, the Corporation shall so advise the Investor as a part of the written notice given pursuant to Section 2(a) hereof. In such event, the right of any such Investor to Registration shall be conditioned upon such underwriting and the inclusion of such Investor's Registrable Shares in such underwriting to the extent provided in this Section 2. The Investor proposing to distribute their Registrable Shares through such underwriting shall (together with the Corporation and the other holders distributing their securities through such underwriting) enter into an underwriting agreement with the underwriter's representative for such offering. The Investor shall have no right to participate in the selection of the underwriters for an offering pursuant to this Section 2.

     (c) Marketing Limitation in Piggyback Registration. In the event the underwriter's representative advises, in writing, the Corporation and the Investor seeking Registration of their Registrable Shares pursuant to this


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Section 2 that market  factors  (including,  without  limitation,  the aggregate number of shares of the Corporation's Common Stock requested to be Registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Shares to be underwritten, the underwriter's representative may, in the case of any Registered public offering, exclude some or all Registrable Shares from such Registration and underwriting in the manner set forth in Section 2(d) hereof.

     (d) Allocation of Shares in Piggyback Registration.

     (i) In the event that the underwriter's representative limits the number of shares to be included in a Registration pursuant to Section 2(c) hereof, and such Registration is not a result of a demand made by the holders of Demand Shares, the shares of the Corporation's capital stock (other than Registrable
Shares) held by officers of the Corporation and its subsidiaries shall be excluded from such Registration and underwriting to the extent required by such limitation. If a limitation of the number of shares is still required after such exclusion, the number of Shares that may be included in such Registration and underwriting shall be included in the following order: (A) first, the Primary Shares; and (B) second, the Demand Shares; and (C) third, all other Registrable Shares (or, if necessary, such Registrable Shares pro rata among the holders thereof (including the Investor) based upon the number of Registrable Shares requested to be registered by each such holder).

     (ii) In the event that the underwriter's representative limits the number of shares to be included in a Registration pursuant to Section 2(c) hereof, and such Registration is the result of a demand made by the holder of Demand Shares, then the number of shares proposed to be included in such Registration shall be included in the following order: (A) first, the Demand Shares; (B) second, the Primary Shares; and (C) third, all other Registrable Shares (or, if necessary, such Registrable Shares pro rata among the holders thereof based upon the number of Registrable Shares requested to be registered by each such holder).

     (e) Withdrawal in Piggyback Registration. If any holder of Registrable Shares disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Corporation and the underwriter's representative delivered at least seven (7) days prior to the effective date of the Registration Statement. Any Registrable Shares or other securities excluded or withdrawn from such underwriting shall be withdrawn from such Registration.

     3. Other Registration.

     (a) Registration on Form S-3. Subject to Sections 4, 5 and 6 hereof, and unless Rule 144 is available for effecting a proposed transfer of all of the Registrable Shares of a holder, in the event that (a) the Corporation receives from any holder a written request that the Corporation file a registration statement on Form S-3 (or any successor form to Form S-3), or any similar short-form registration statement, for a public offering of Registrable Shares, the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $1,000,000 and (b) the


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

Corporation is a registrant entitled to use Form S-3 to register the Registrable Shares for such an offering, the Corporation will promptly give written notice of the proposed registration to all other holders of Registrable Shares. As soon as practicable thereafter, the Corporation will use its reasonable best efforts to cause all Registrable Shares to be registered as may be so requested for the offering on such form and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Shares as are specified in such request, together with all or such portion of the Registrable Shares of any holder or holders joining in such request as are specified in a written request received by the Corporation within twenty (20) days after receipt of such written notice from the Corporation.

     (b) Other Registration. Subject to Sections 4, 5 and 6 hereof, and unless Rule 144 is available for effecting a proposed transfer of all of the Common Shares of Investor, the Corporation shall undertake reasonable commercial efforts to register the Common Stock of Investor for resale under the Securities Act and to list the Common Stock on the primary securities exchange on which Common Stock is traded at the time of such listing within twelve (12) months of the date of this Agreement. The Corporation shall undertake to maintain the registration of the Common Stock until such time as Investor may transfer the Common Stock without restriction under Rule 144.

     4. Expenses of Registration. All expenses incurred by the Corporation in complying with Sections 2 and 3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Corporation, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., fees of transfer agents and registrars, costs of insurance and fees and disbursements of one counsel for the sellers of Registrable Shares, but excluding any Selling Expenses, are called "Registration Expenses". All underwriting discounts and selling commissions and seller counsel fees applicable to the sale of Registrable Shares are called "Selling Expenses". The Corporation will pay all Registration Expenses in connection with each registration statement under Sections 2 and 3 hereof. All Selling Expenses in connection with each registration statement under Sections 2 and 3 hereof shall be borne by the participating sellers in proportion to the number of Registrable Shares sold by each or as they may otherwise agree.

     5. Termination of Registration Rights. The rights to cause the Corporation to register securities and to receive notices granted under Sections 2 and 3 hereof shall terminate (a) with respect to each Investor, upon such Investor holding less than one (1%) percent of the outstanding Common Stock of the Corporation and (b) with respect to each Investor, if such Investor is eligible to sell all of such Investor's Registrable Shares under Rule 144 of the Securities Act within any three-month period without volume limitations, or under Rule 144(k) thereunder.

     6. Registration Procedures and Obligations. Whenever required under this Agreement to effect the Registration of any Registrable Shares, the Corporation shall, as expeditiously as reasonably possible:


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

     (a) Prepare and file with the Securities and Exchange Commission a Registration Statement with respect to such Registrable Shares and use its reasonable best efforts to cause such Registration Statement to become effective, and, upon the request of Investor of a majority of the Registrable Shares registered thereunder, keep such Registration Statement effective for up to one hundred twenty (120) days.

     (b) Prepare and file with the Securities and Exchange Commission such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement.

     (c) Furnish to Investor such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Shares owned by them.

     (d) Use its reasonable best efforts to register and qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by selling Investor; provided, however, that the Corporation shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions; and provided, further, that in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling Investor, such expenses shall be payable pro rata by selling Investor.

     (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Investor participating in such underwriting shall also enter into and perform its obligations under such an agreement.

     (f) Notify each Investor of Registrable Shares covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

     (g) Provide a transfer agent and registrar for all Registrable Shares registered pursuant to such Registration Statement and a CUSIP number for all such Registrable Shares, in each case not later than the effective date of such Registration.

     (h) Furnish, at the request of any Investor requesting Registration of Registrable Shares pursuant to this Agreement, on the date that such Registrable Shares are delivered for sale in connection with a Registration pursuant to this


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


Agreement, (i) an opinion, dated such date, of the counsel representing the Corporation for the purposes of such Registration, in form and substance as is customarily given to underwriters in an underwritten public offering, and (ii) a letter dated such date, from the independent certified public accountants of the Corporation, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

     7. Miscellaneous Provisions.

     7.1 Transferee Restrictions. Each Investor's rights hereunder may be assigned only to a transferee acquiring in excess of 20,000 shares of Common Stock. An assignee of any of the shares of Common Stock shall be bound by all of the provisions of this Agreement applicable to the Investor from whom such permitted assignee acquired such shares, whether or not such Investor continues to be a Investor of the Corporation.

     7.2  Notice.  Any  and  all  notices,   designations,   consents,   offers,
acceptances, or any other communication provided for herein shall be given in writing by registered or certified mail which shall be addressed:

     (a) if to the Corporation, to:

         Access Integrated Technologies, Inc.
         55 Madison Avenue, Suite 300
         Morristown, New Jersey 07960
         Telecopier: (973) 290-0081
         Attention: A. Dale Mayo, President (or to such other address as may be designated by the Corporation in writing)

     (b) with a copy (which shall not constitute notice) to:

         Kelley Drye & Warren LLP
         101 Park Avenue
         New York, New York  10178
         Attention: Jonathan Cooperman, Esq.

     (c) If to the Investor, to the address set forth on the signature page hereto.

     Except as otherwise provided in this Agreement, each such notice shall be deemed given at the time it shall be mailed in any post office or branch post office regularly maintained by the United States Government.

     7.3 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.


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

     7.4 Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and the respective successors and permitted assigns of each of them, so long as they hold Shares.

     7.5 Amendments; Waiver. This Agreement may be amended only upon the prior written consent of the Corporation and the Investor.

     7.6 Applicable Law. This Agreement and the legal relations among the parties hereto shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be wholly performed therein.

     7.7   Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     7.8 Severability. If any provision or part thereof contained in this Agreement is declared invalid by any court of competent jurisdiction or a government agency having jurisdiction, such declaration shall not affect the remainder of the provision or the other provisions and each shall remain in full force and effect.

     7.9 Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect or limit the meaning or interpretation of this Agreement.


                           [SIGNATURE PAGE TO FOLLOW]



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





     IN WITNESS WHEREOF, the undersigned have executed this Registration Rights Agreement on the date first above written.

                              ACCESS INTEGRATED TECHNOLOGIES, INC.


                              By: _______________________________
                                  Name: A. Dale Mayo
                                  Title:  President


                               __________________________________

                                        Name: _________________

                               Investor's address for notice under Section 7.2:

                               _____________________________________

                               _____________________________________

                               _____________________________________